EXHIBIT 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following financial statements show unaudited pro forma condensed combined consolidated financial information about the financial condition and results of operations, including per share data, after giving effect to the merger between First Horizon National Corporation (“First Horizon”) and IBERIABANK Corporation (“IBKC”) as well as the purchase of certain branches of Truist Bank by First Horizon Bank (the “Truist Purchase”) and other pro forma adjustments. The transactions were accounted for under the acquisition method of accounting with the assets and liabilities of IBKC and the purchased branches of Truist Bank generally recorded by First Horizon at their respective fair values as of the date the transactions were completed. The unaudited pro forma condensed balance sheet gives effect to the transactions as if the transactions had occurred on June 30, 2020. The unaudited pro forma condensed combined income statements for the six months ended June 30, 2020, and the year ended December 31, 2019, give effect to the transactions as if the transactions had become effective at January 1, 2019. The unaudited selected pro forma combined financial information has been derived from and should be read in conjunction with First Horizon’s Quarterly Report on Form 10-Q for the period ended June 30, 2020, and Annual Report on Form 10-K for the year ended December 31, 2019, and IBKC’s Quarterly Report on Form 10-Q for the period ended March 31, 2020, and Annual Report on Form 10-K for the year ended December 31, 2019.

The IBKC merger was announced on November 4, 2019, and was completed on July 1, 2020. In the merger each outstanding share of IBKC common stock was canceled and converted into the right to receive 4.584 shares of First Horizon common stock. Accordingly, First Horizon issued an aggregate of 243,015,231 of its shares of common stock as merger consideration.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor the impact of possible business model changes. The unaudited pro forma condensed combined financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors.

FIRST HORIZON NATIONAL CORPORATION
PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF CONDITION
	June 30, 2020
(Dollars and shares in thousands, except per share data)(Unaudited)	First Horizon (As reported)	Truist Purchase	Truist Purchase Pro Forma Adjustments	Ref	Pro Forma including Truist Purchase	IBKC (As reported) (a)	IBKC Pro Forma Adjustments	Ref	Pro Forma First Horizon including Truist Purchase and IBKC
Assets:
Cash and due from banks	$604,280	$2,201,685	$(521,433)	A	$2,284,532	$357,727	$(112,396)	J	$2,529,863
Federal funds sold and securities purchases under agreement to resell	415,267	—	—		415,267	—	—		415,267
Total cash and cash equivalents	1,019,547	2,201,685	(521,433)		2,699,799	357,727	(112,396)		2,945,130
Interest-bearing deposits with banks	3,135,844	—	—		3,135,844	2,009,518	—		5,145,362
Trading securities	1,116,450	—	—		1,116,450	—	—		1,116,450
Loans held-for-sale	745,655	—	—		745,655	307,800	—		1,053,455
Investment securities	5,486,156	—	—		5,486,156	3,531,492	14,872	K	9,032,520
Loans and leases, net of unearned income	32,708,937	423,665	(268)	B	33,132,334	26,078,311	(126,659)	B	59,083,986
Less: Allowance for loan and lease losses	537,881	—	2,355	C	540,236	397,612	(122,633)	C	815,215
Total net loans and leases	32,171,056	423,665	(2,623)		32,592,098	25,680,699	(4,026)		58,268,771
Goodwill	1,432,787	—	77,644	D	1,510,431	1,235,533	(1,235,533)	L	1,510,431
Other intangible assets	119,608	—	7,000	E	126,608	53,632	180,131	M	360,371
Premises and equipment	448,028	9,899	1,066	F	458,993	295,814	14,668	F	769,475
Real estate acquired by foreclosure	15,134	—	—		15,134	13,803	(5,210)	N	23,727
Other assets	2,954,394	1,459	26,241	G	2,982,094	1,108,445	53,644	O	4,144,183
Total assets	$48,644,659	$2,636,708	$(412,105)		$50,869,262	$34,594,463	$(1,093,850)		$84,369,875

Liabilities and shareholders' equity:
Deposits	$37,759,351	$2,191,136	$3,734	H	$39,954,221	$28,317,499	$22,201	H	$68,293,921
Trading liabilities	232,742	—	—		232,742	—	—		232,742
Short-term borrowings	2,391,697	—	—		2,391,697	207,171	—		2,598,868
Term borrowings	2,032,476	—	—		2,032,476	1,167,892	31,414	P	3,231,782
Other liabilities	1,020,008	2,322	27,411	I	1,049,741	590,953	207,675	Q	1,848,369
Total liabilities	43,436,274	2,193,458	31,145		45,660,877	30,283,515	261,290		76,205,682
Shareholders' equity

Preferred stock	240,289	—	—	240,289	228,485	2,156	R	470,930
Common stock	195,224	—	—	195,224	52,886	98,999	S	347,109
Capital surplus	2,940,610	—	—	2,940,610	2,698,087	(583,323)	T	5,055,374
Retained earnings	1,671,629	—	—	1,671,629	1,224,193	(765,675)	U	2,130,147
Accumulated other comprehensive loss, net	(134,798)	—	—	(134,798)	107,297	(107,297)	V	(134,798)
Shareholders' equity	4,912,954	—	—	4,912,954	4,310,948	(1,355,140)		7,868,762
Noncontrolling interest	295,431	—	—	295,431	—	—		295,431
Total shareholders' equity	5,208,385	—	—	5,208,385	4,310,948	(1,355,140)		8,164,193
Total liabilities and shareholders' equity	$48,644,659	$2,193,458	$31,145	$50,869,262	$34,594,463	$(1,093,850)		$84,369,875
Common shares outstanding	312,359	N/A	N/A	312,359	52,886	190,129	W	555,374
Book value per common share	$14.96			$14.96	$77.19			$13.32

(a)
IBKC "as reported" information for periods ended June 30, 2020 or as of June 30, 2020 is presented as it would have been reported if IBKC had filed a quarterly report on Form 10-Q for the quarter ended June 30, 2020, or is summarized or condensed from what would have been reported, except that certain amounts have been reclassified to conform to First Horizon’s presentation.

FIRST HORIZON NATIONAL CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
	Six months ended June 30, 2020
(Dollars in thousands except per share data)/(Unaudited)	First Horizon (As reported)	Truist Purchase	Truist Purchase Pro Forma Adjustments	Ref	Pro Forma including Truist Purchase	IBKC (As reported) (a)	IBKC Pro Forma Adjustments	Ref	Pro Forma First Horizon including Truist Purchase and IBKC
Interest income:
Interest and fees on loans and leases	$632,512	$10,522	$36	X	$643,070	$523,196	$9,813	CC	$1,176,079
Interest on investment securities	52,996	—	—		52,996	47,299	14,979	DD	115,274
Interest and fees on loans held-for-sale	13,495	—	—		13,495	3,899	—		17,394
Interest on trading securities	21,840	—	—		21,840	—	—		21,840
Interest on other earning assets	4,149	—	—		4,149	3,634	—		7,783
Total interest income	724,992	10,522	36		735,550	578,028	24,792		1,338,370
Interest expense:
Interest on deposits	79,234	4,726	(175)	Y	83,785	103,623	(1,547)	EE	185,861
Interest on trading liabilities	4,266	—	—		4,266	—	—		4,266
Interest on short-term borrowings	11,319	—	—		11,319	652	—		11,971
Interest on term borrowings	22,027	—	—		22,027	16,333	(681)	FF	37,679
Total interest expense	116,846	4,726	(175)		121,397	120,608	(2,228)		239,777
Net interest income	608,146	5,796	211		614,153	457,420	27,020		1,098,593
Provision for credit losses (b)	275,388	—	—		275,388	203,146	—		478,534
Net interest income after provision for credit losses	332,758	5,796	211		338,765	254,274	27,020		620,059
Noninterest income:
Fixed income	208,056	—	—		208,056	—	—		208,056
Deposit transactions and cash management	61,077	7,942	—		69,019	27,208	—		96,227
Mortgage banking and title income	6,569	—	—		6,569	64,954	—		71,523
Brokerage, management fees and commissions	29,205	—	—		29,205	4,714	—		33,919
Trust services and investment management	14,928	—	—		14,928	8,681	—		23,609
Securities gains (losses), net	(1,468)	—	—		(1,468)	5,561	—		4,093
All other income and commissions	62,658	—	—		62,658	40,808	—		103,466
Total noninterest income	381,025	7,942	—		388,967	151,926	—		540,893
Adjusted gross income after provision for credit losses	713,783	13,738	211		727,732	406,200	27,020		1,160,952

Noninterest expense:
Personnel expense	383,729	5,359	(120)	Z	388,968	210,660	(9,137)	Z	590,491
Net occupancy expense	41,008	2,441	(46)	Z	43,403	28,544	(533)	Z,GG	71,414
Computer software	32,549	—	—		32,549	17,260	—		49,809
Legal and professional fees	21,627	—	(845)	Z	20,782	18,089	(12,863)	Z	26,008
Operations services	23,346	—	(96)	Z	23,250	4,418	(32)	Z	27,636
Equipment expense	16,936	686	(105)	Z	17,517	11,886	(2,792)	HH	26,611
Amortization of intangible assets	10,592	—	473	AA	11,065	7,933	7,415	II	26,413
All other expense	93,312	137	(5,709)	Z	87,740	73,097	(2,139)	Z	158,698
Total noninterest expense	623,099	8,623	(6,448)		625,274	371,887	(20,081)		977,080
Income before income taxes	90,684	5,115	6,659		102,458	34,313	47,101		183,872
Provision/(benefit) for income taxes	17,547	—	2,870	BB	20,417	8,244	11,480	JJ	40,141
Net income/(loss)	73,137	5,115	3,789		82,041	26,069	35,621		143,731
Net income attributable to noncontrolling interest	5,703	—	—		5,703	—	—		5,703
Net income attributable to controlling interest	67,434	5,115	3,789		76,338	26,069	35,621		138,028
Preferred stock dividends	3,100	—	—		3,100	7,597	—		10,697
Net income/(loss) available to common shareholders	64,334	5,115	3,789		73,238	18,472	35,621		127,331
Less: Earnings allocated to unvested restricted stock	—	—	—		—	211	(211)	KK	—
Earnings allocated to common shareholders	$64,334	$5,115	$3,789		$73,238	$18,261	$35,832		$127,331
Earnings per common share	$0.21	N/A	N/A		$0.23	$—	$0.15		$0.23
Diluted earnings per common share	$0.21	N/A	N/A		$0.23	$—	$0.15		$0.23
Weighted average common shares	311,843	—	—		311,843	—	238,413	LL	550,256
Diluted average common shares	312,792	—	—		312,792	—	238,924	LL	551,716
(a) IBKC "as reported" information for periods ended June 30, 2020 or as of June 30, 2020 is presented as it would have been reported if IBKC had filed a quarterly report on Form 10-Q for the quarter ended June 30, 2020, or is summarized or condensed from what would have been reported, except that certain amounts have been reclassified to conform to First Horizon’s presentation.
(b) Beginning in Third Quarter 2020, First Horizon began recording credit expense on unfunded commitments as a component of provision for credit losses. This presentation follows that format with $11.2 million reclassified from other expense.

FIRST HORIZON NATIONAL CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
	Year Ended December 31, 2019
(Dollars in thousands except per share data)/(Unaudited)	First Horizon (As reported)	Truist Purchase	Truist Purchase Pro Forma Adjustments	Ref	Pro Forma including Truist Purchase	IBKC (As reported) (a)	IBKC Pro Forma Adjustments	Ref	Pro Forma First Horizon including Truist Purchase and IBKC
Interest income:
Interest and fees on loans and leases	$1,394,442	$21,044	$89	X	$1,415,575	$1,160,919	$29,425	CC	$2,605,919
Interest on investment securities	121,083	—	—		121,083	125,786	25,432	DD	272,301
Interest and fees on loans held-for-sale	31,127	—	—		31,127	6,710	—		37,837
Interest on trading securities	46,576	—	—		46,576	—	—		46,576
Interest on other earning assets	31,112	—	—		31,112	11,611	—		42,723
Total interest income	1,624,340	21,044	89		1,645,473	1,305,026	54,857		3,005,356
Interest expense:
Interest on deposits	307,216	9,453	(3,559)	Y	313,110	267,227	(20,506)	EE	559,831
Interest on trading liabilities	12,502	—	—		12,502	—	—		12,502
Interest on short-term borrowings	41,172	—	—		41,172	15,739	—		56,911
Interest on term borrowings	53,263	—	—		53,263	37,396	(1,216)	FF	89,443
Total interest expense	414,153	9,453	(3,559)		420,047	320,362	(21,722)		718,687
Net interest income	1,210,187	11,591	3,648		1,225,426	984,664	76,579		2,286,669
Provision for credit losses (b)	45,483	—	—		45,483	41,657	—		87,140
Net interest income after provision for credit losses	1,164,704	11,591	3,648		1,179,943	943,007	76,579		2,199,529
Noninterest income:
Fixed income	278,789	—	—		278,789	—	—		278,789
Deposit transactions and cash management	131,663	15,884	—		147,547	63,707	—		211,254
Mortgage banking and title income	10,055	—	—		10,055	63,030	—		73,085
Brokerage, management fees and commissions	55,467	—	—		55,467	8,280	—		63,747
Trust services and investment management	29,511	—	—		29,511	17,058	—		46,569
Securities gains (losses), net	174	—	—		174	(971)	—		(797)
All other income and commissions	148,421	—	—		148,421	88,238	—		236,659
Total noninterest income	654,080	15,884	—		669,964	239,342	—		909,306
Adjusted gross income after provision for credit losses	1,818,784	27,475	3,648		1,849,907	1,182,349	76,579		3,108,835
Noninterest expense:

Personnel expense	695,351	10,717	—		706,068	411,869	(5,327)	Z	1,112,610
Net occupancy expense	80,271	4,881	—		85,152	57,020	396	Z,GG	142,568
Computer software	60,721	—	—		60,721	31,195	—		91,916
Legal and professional fees	72,098	—	(124)	Z	71,974	30,148	(17,018)	Z	85,104
Operations services	46,006	—	—		46,006	6,913	—		52,919
Equipment expense	33,998	1,372	—		35,370	21,850	(5,584)	HH	51,636
Amortization of intangible assets	24,834	—	1,015	AA	25,849	18,464	14,503	II	58,816
All other expense	219,841	273	(318)	Z	219,796	105,297	(346)	Z	324,747
Total noninterest expense	1,233,120	17,243	573		1,250,936	682,756	(13,376)		1,920,316
Income before income taxes	585,664	10,232	3,075		598,971	499,593	89,955		1,188,519
Provision/(benefit) for income taxes	133,291	—	3,243	BB	136,534	115,438	21,925	JJ	273,897
Net income/(loss)	452,373	10,232	(168)		462,437	384,155	68,030		914,622
Net income attributable to noncontrolling interest	11,465	—	—		11,465	—	—		11,465
Net income attributable to controlling interest	440,908	10,232	(168)		450,972	384,155	68,030		903,157
Preferred stock dividends	6,200	—	—		6,200	12,602	—		18,802
Net income/(loss) available to common shareholders	434,708	10,232	(168)		444,772	371,553	68,030		884,355
Less: Earnings allocated to unvested restricted stock	—	—	—		—	3,559	(3,559)	KK	—
Earnings allocated to common shareholders	$434,708	$10,232	$(168)		$444,772	$367,994	$71,589		$884,355
Earnings per common share	$1.39	N/A	N/A		$1.42	$6.97	$0.38		$1.59
Diluted earnings per common share	$1.38	N/A	N/A		$1.41	$6.92	$0.38		$1.58
Weighted average common shares	313,637	—	—		313,637	52,826	189,330	LL	555,793
Diluted average common shares	315,657	—	—		315,657	53,153	189,412	LL	558,222
(a) Certain amounts have been reclassified to conform to First Horizon’s presentation.
(b) Beginning in Third Quarter 2020, First Horizon began recording credit expense on unfunded commitments as a component of provision for credit losses. This presentation follows that format with $11.2 million reclassified from other expense.

Note 1 - Basis of Presentation
The unaudited pro forma combined consolidated financial information and explanatory notes have been prepared to illustrate the effects of the merger involving First Horizon and IBKC and the Truist Purchase under the acquisition method of accounting with First Horizon treated as the acquirer. The unaudited pro forma combined consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities. Under the acquisition method of accounting, the assets and liabilities from the merger and Truist Purchase as of their respective effective dates will generally be recorded by First Horizon at their respective fair values with the excess/shortfall of purchase price over/under the acquired net assets allocated to goodwill/recorded as a purchase accounting gain.

The merger, which closed on July 1, 2020, provided for IBKC common shareholders to receive 4.584 shares of First Horizon common stock for each share of IBKC common stock they held immediately prior to the merger closing. Based on the closing trading price of First Horizon common stock on the NYSE on July 1, 2020, the value of the merger consideration per share of IBKC common stock was $43.09. The aggregate amount of consideration, inclusive of consideration for common and preferred stock, equity awards, and cash in lieu of fractional shares was $2,501,555.

The Truist Purchase, which closed on July 17, 2020, resulted in the acquisition of branch loans and related fixed assets and the assumption of branch deposits of Truist Bank by First Horizon for approximately $521 million in cash.

The accounting policies of both First Horizon and IBKC are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

Note 2 - Preliminary Purchase Price Allocation for the Truist Purchase
The pro forma adjustments for the Truist Purchase include the estimated acquisition accounting entries to record the purchase of branch loans and related fixed assets and the assumption of branch deposits, as well as conformity adjustments to align with First Horizon’s presentation. The excess of the purchase price over the fair value of net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma combined consolidated financial statements are based upon available information and certain assumptions considered reasonable, and may be subject to change as additional information becomes available.

Provisional other intangible assets of $7.0 million are included in the Truist Purchase pro forma adjustments separate from goodwill and are amortized using the sum-of-the-years-digits method or an accelerated methodology that mirrors the discounted cash flows used in the determination of fair value. Provisional goodwill totaling $77.6 million is included in the Truist Purchase pro forma adjustments and is not subject to amortization.

The following schedule details significant assets purchased and liabilities assumed from the Truist Purchase estimated as of June 30, 2020:

(Dollars in thousands)
Purchase Price
Cash consideration	$521,433

Truist Purchase Net Assets at Fair Value
Assets acquired:
Cash and due from banks	$2,201,685
Loans and leases, net of unearned income	423,397
Allowance for loan and lease losses	(2,355)
Other intangible assets	7,000
Premises and equipment	10,965
Other assets	27,700
Total assets acquired	$2,668,392

Liabilities assumed:
Deposits	2,194,870
Other liabilities	29,733
Total liabilities assumed	$2,224,603
Net assets acquired	$443,789

Preliminary pro forma goodwill	$77,644

Note 3 - Preliminary Purchase Price Allocation for IBKC
The pro forma adjustments for IBKC include the estimated acquisition accounting entries to record the merger. The shortfall of the purchase price under the acquisition accounting value of net assets acquired, net of deferred taxes, is recorded as a purchase accounting gain. Estimated fair value adjustments included in the pro forma combined consolidated financial statements are based upon available information and certain assumptions considered reasonable, and may be subject to change as additional information becomes available.

Provisional Core deposits and other intangible assets of $233.8 million resulting from the merger have been recorded separately from goodwill and have been amortized over an estimated ten year average life using the sum-of-the-years-digits method or an accelerated methodology that mirrors the timing of related expected cash flows used in the determination of fair value. Based on the closing trading price of First Horizon common stock on the NYSE on July 1, 2020, the preliminary purchase price allocation resulted in a purchase accounting gain of $542.3 million.

The preliminary purchase price allocation as of June 30, 2020 is as follows:

(Dollars in thousands, except per share data)
Pro Forma Purchase Price
Share Consideration:
First Horizon common stock issued	238,577
First Horizon share price (as of July 1, 2020)	$9.40
Preliminary consideration for outstanding common stock	2,242,611
Consideration for equity awards	28,291
Consideration for preferred stock	230,641
Cash in lieu of fractional shares	12
Total estimated consideration to be paid		$2,501,555

IBKC Net Assets at Fair Value
Assets acquired:
Cash and cash equivalents		$357,715
Interest-bearing deposits with banks		2,009,518
Loans held-for-sale		307,800
Investment securities		3,546,364
Loans and leases, net of unearned income		25,951,652
Allowance for loan and lease losses		(274,979)
Other intangible assets		233,763
Premises and equipment		310,482
Real estate acquired by foreclosure		8,593
Other assets		1,137,795
Total assets acquired		$33,588,703

Liabilities assumed:
Deposits		$28,339,700
Short-term borrowings		207,171
Term borrowings		1,199,306
Other liabilities		798,629
Total liabilities assumed		$30,544,806
Net assets acquired		$3,043,897

Preliminary purchase accounting gain		$(542,342)

Note 4 - Pro Forma Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma combined consolidated financial information. All taxable adjustments were calculated using a 24.63 percent tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

A.	Adjustments to cash and due from banks to reflect cash of $521.4 million used to purchase branch loans and related fixed assets and assume branch deposits acquired from Truist Bank.

B.
Adjustments to Loans and Leases, net of unearned income to reflect estimated fair value adjustments, which include credit deterioration, current interest rates and liquidity, to acquired loans and leases. The adjustment to loans and leases related to the IBKC merger reflects a $548.9 million gross mark for loans and leases less $147.2 million of existing IBKC discount on loans and leases and a net reclassification of $275.0 million to the allowance for loan and lease losses related to purchased credit deteriorated (“PCD”) loans. The adjustment to loans and leases acquired from Truist Bank reflects a $2.6 million gross mark for loans and leases less a net reclassification of $2.4 million to the allowance for loan and lease losses related to PCD loans.

C.
Adjustment to Allowance for loan and lease losses to reflect current expected credit losses for acquired loans and leases. The Adjustment to the allowance for loan and lease losses related to the IBKC merger includes the removal of IBKC’s prior allowance of $397.6 million and a net reclassification of $275.0 million related to PCD loans. The adjustment to the allowance for loan and lease losses related to the loans acquired from Truist Bank reflects a net reclassification of $2.4 million related to PCD loans.

D.	Adjustments to record goodwill associated with the purchase of branch loans and related fixed assets and the assumption of branch deposits from Truist Bank.

E.
Adjustments to Other intangible assets to record estimated other intangible assets associated with the purchase of branch loans and related fixed assets and the assumption of branch deposits from Truist Bank.

F.	Adjustments to Premises and equipment to reflect estimated fair value.

G.	Adjustments to Other assets to record Right-of-Use ("ROU") assets associated with leases acquired from Truist Bank.

H.	Adjustments to Deposits to record estimated fair value of acquired interest-bearing deposits.

I.	Adjustments to Other liabilities to record a lease liability associated with leases acquired from Truist Bank.

J.
Adjustments to cash and due from banks to reflect $112.4 million of contractually obligated merger costs to be paid by First Horizon as a result of the merger including personnel-related expenses and fees for investment banker, legal, and accounting services directly attributable and incremental to the transaction.

K.	Adjustments to investment securities to reflect estimated fair value of acquired securities.

L.	Adjustments to Goodwill to eliminate $1.2 billion of IBKC's goodwill at the closing date.

M.
Adjustments to Other intangible assets to eliminate $53.6 million of IBKC's other intangible assets and to record estimated other intangible assets associated with the merger of $233.8 million including $206.7 million related to estimated core deposit intangible assets.

N.	Adjustments to Real estate acquired by foreclosure to record estimated fair value of acquired foreclosed assets.

O.
Adjustments to increase other assets by $29.3 million as a result of purchase accounting adjustments largely associated with fair value adjustments to ROU assets and the recognition of a net deferred tax asset for the effects of the acquisition accounting adjustments, and to record a $24.3 million tax receivable associated with contractually obligated merger costs.

P.	Adjustments to Term borrowings to reflect estimated fair value adjustments of $31.4 million.

Q.
Adjustments to increase other liabilities by $88.0 million as a result of purchase accounting adjustments largely associated with fair value adjustments to lease liabilities associated with leases acquired from IBKC and acquired contingencies, and to record a $119.7 million liability associated with contractually obligated merger costs paid by IBKC at closing.

R.	Adjustments to eliminate IBKC preferred stock of $228.5 million par value and record the issuance of rollover First Horizon preferred stock to IBKC shareholders of $230.6 million.

S.	Adjustments to eliminate IBKC common stock of $52.9 million par value and record the issuance of First Horizon common stock to IBKC shareholders of $151.9 million par value.

T.
Adjustments to Capital surplus to eliminate IBKC capital surplus of $2.7 billion and record the issuance of First Horizon common stock in excess of par value to IBKC shareholders of $2.1 billion. Additionally, includes decreases in capital surplus of $4.3 million related to transaction costs directly associated with the share issuance.

U.
Adjustment to Retained earnings to eliminate IBKC Retained earnings of $1.2 billion and to recognize the impact on equity of approximately $83.8 million (after-tax) of contractually obligated merger costs to be paid by First Horizon, as well as $542.3 million representing the preliminary purchase accounting gain calculated as if the net assets were acquired on June 30, 2020. This purchase accounting gain is not reflected in the unaudited pro forma combined statement of income because it is a nonrecurring item that is directly related to the transaction.

V.	Adjustments to eliminate remaining IBKC equity balances of $107.3 million.

W.
Adjustments to shares of First Horizon's common stock outstanding to eliminate shares of IBKC common stock outstanding of 52,885,523 and record shares of First Horizon common stock of 243,015,231, calculated using the exchange ratio of 4.584 per share.

X.
Increase in Interest and fees on loans of $36 thousand for the six months ended June 30, 2020 and $89 thousand for the year ended December 31, 2019 to record estimated amortization of premiums and accretion of discounts on acquired branch loans from Truist Bank.

Y.
Net decrease in Interest on deposits of $.2 million for the six months ended June 30, 2020 and $3.6 million for the year ended December 31, 2019 to record amortization of premiums and accretion of discounts on acquired deposits of Truist Bank.

Z.	Adjustments to remove transaction costs incurred by First Horizon related to the Truist Purchase and to remove transaction costs incurred by First Horizon and IBKC related to the IBKC merger.

AA.
Increase in Amortization expense of $.5 million for the six months ended June 30, 2020 and $1.0 million for the year ended December 31, 2019 to record estimated amortization expense of acquired other intangible assets. See Note 2 for additional information regarding First Horizon's amortization of acquired other intangible assets related to the Truist Purchase.

BB. Net increase in Provision for income taxes of $2.9 million for the six months ended June 30, 2020 and $3.2 million for the year ended December 31, 2019 to conform tax provision to the estimated effective rate for the combined entity and to record the income tax effect of pro forma adjustments at the incremental tax rate of 24.63 percent.
CC. Net increase in Interest and fees on loans of $9.8 million for the six months ended June 30, 2020 and $29.4 million for the year ended December 31, 2019 to eliminate IBKC's amortization of premiums and accretion of discounts on previously acquired loans and to record estimated amortization of premiums and accretion of discounts on acquired loans of IBKC.
DD. Net increase in Interest on investment securities of $15.0 million for the six months ended June 30, 2020 and $25.4 million for the year ended December 31, 2019 to remove amortization of premium from IBKC's investment securities and to record estimated amortization of discount on acquired securities.
EE. Net decrease in Interest on deposits of $1.5 million for the six months ended June 30, 2020 and $20.5 million for the year ended December 31, 2019 to eliminate IBKC's amortization of premiums and accretion of discounts on previously acquired deposits and record estimated amortization of premiums and accretion of discounts on acquired deposits of IBKC.

FF.
Net increase in Interest on long-term debt of $.7 million for the six months ended June 30, 2020 and $1.2 million for the year ended December 31, 2019 to eliminate IBKC's amortization of premiums and accretion of discounts on previously acquired trust preferred debt and record estimated amortization of premiums and accretion of discounts on acquired long-term debt and trust preferred debt of IBKC.

GG.
Net increase in occupancy expense of $.2 million for the six months ended June 30, 2020 and $.4 million for the year ended December 31, 2019 to eliminate IBKC’s accretion of discounts on previously acquired lease intangibles and record estimated amortization on acquired lease intangibles of IBKC.

HH.
Net decrease in equipment expense of $2.8 million for the six months ended June 30, 2020 and $5.6 million for the year ended December 31, 2019 to record depreciation expense related to estimated fair value marks and alignment of useful lives for IBKC’s tangible assets.

II.
Net increase in Amortization expense of $7.4 million for the six months ended June 30, 2020 and $14.5 million for the year ended December 31, 2019 to eliminate IBKC’s amortization expense on other intangible assets and record estimated amortization expense of acquired other intangible assets. See Note 3 for additional information regarding First Horizon’s amortization of acquired other intangible assets related to the IBKC acquisition.

JJ.
Increase in Provision for income taxes of $11.5 million for the six months ended June 30, 2020 and $21.9 million for the year ended December 31, 2019 to record the income tax effect of pro forma adjustments at the incremental tax rate of 24.63 percent.

KK.	Adjustment to remove income previously allocated to participating securities under the two class method.

LL.
Adjustments to weighted-average shares of First Horizon common stock outstanding to eliminate IBKC weighted average shares of IBKC common stock outstanding and record shares of First Horizon common stock outstanding, calculated using the exchange ratio of 4.584.

Note 5 - Estimated Cost Savings and Merger Integration Costs
First Horizon expects to realize approximately $170 million, or approximately 25 percent of IBKC’s annualized noninterest expense over the last twelve months, in annual pre-tax cost savings following the merger. The estimated cost savings is expected to be 75 percent realized in the run-rate by the end of fiscal year 2021 and fully realized during fiscal year 2022 and is excluded from this pro forma analysis.

Anticipated merger and integration-related costs are not included in the pro forma combined statements of income since they will be recorded in the combined results of income as they are incurred prior to, or after completion of, the merger and are not indicative of what the historical results of the condensed combined company would have been had the companies been actually combined during the periods presented. Anticipated merger and integration-related pre-tax costs are estimated to be $440 million.

Anticipated provision expense for Non-PCD loans for both the IBKC merger and the Truist purchase are not included in the pro forma statements of income. In accordance with generally accepted accounting principles these amounts are reflected in current period earnings. FHN anticipates recognizing approximately $160 million of provision expense in third quarter 2020 for Non-PCD loans related to the IBKC merger and Truist purchase.